UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

1365 West Business Park Drive, Orem, Utah 84058
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (877) 219-6050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Recent Sales of Unregistered Securities

Between November 20, 2013 and December 11, 2013 ActiveCare, Inc., a Delaware corporation (the “Registrant”), entered into agreements (“Loan Conversion Agreements”) for the conversion of amounts owing under certain loan agreements into restricted shares of the Registrant’s common stock.  In addition, the Registrant agreed to convert certain shares of its issued and outstanding shares of its Preferred Series C and Preferred Series D stock into shares of common stock (“Preferred Stock Conversion Agreements”).

The converted loan amounts were owed to ADP Management Corporation (“ADP”), a Utah corportation controlled by David Derrick, the Registratrant’s Chief Executive Officer and Chairman of the Board of Directors, to Bluestone Advisors LLC (“Bluestone”) and Wynnman’s Hill LLC (“Wynnman’s”), each a Utah limited liability company under common control by Jeffrey Peterson, the Registrants’s V.P. of Finance, and to an unafiliated, third-party lender.

Pursuant to the Loan Conversion Agreements, the Registrant issued a total of 3,605,520 shares of common stock, as follows:

•	213,334 shares to ADP, in consideration of the conversion of principal of $160,000;

•
2,983,784 shares collectively to Bluestone and Wynnman in consideration of conversion of principal and interest in the amount of $1,785,500.  Registrant also issued these entities a common stock purchase warrants for a total of 650,000 Shares, exerciseable over five years at an exercise price of $1.10 per share;

•	408,402 shares to the third-party lender in consideration of conversion of principal and interest totaling $306,301.

Pursuant to the Preferred Stock Conversion Agreements, certain holders of the Registrant’s Preferred Series C Shares and Preferred Series D shares, were issued a total of 6,924,526 shares of common stockas follows:

•	672,000 shares of common stock upon conversion of 480,000 shares of Series C Preferred;

•	6,252,626 shares of commonstock upon conversion of 893,218 shares of Series D Preferred.

Included with this Current Report as exhbits are the following documents: Form of Loan Conversion Agreement, Form of Preferred Stock Conversion Agreement, and Form of Warrant to Purchase Common Stock.

The lenders and the shareholders acquiring common stock in the conversion transactions described herein are accredited investors as defined by Rule 501(a) under the Securities Act.  The transactions were undertaken without regstration under the Securities Act in reliance upon exemptions from registration available to the Registrant under the regulations promulgated pursuant to the Securities Act, including the exemption for offers of securities solely to accredited investors under Section 4(a)(2) of the Securities Act and related rules and regulations of the Securities and Exchange Commission promulgated thereunder.  No general solicitation was made by the Registrant in connection with the offer and sale of the securities in the exchange transaction or pursuant to the stock purchase agreements.

Item 9.01                      Financial Statements and Exhibits

10.1           Form of Loan Conversion Agreement
10.2           Form of Preferred Stock Series C  and Series D Conversino Notice
10.3           Form of Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Michael G. Acton
Michael G. Acton Chief Financial Officer

Date: December XX, 2013